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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

           Pursuant to Section 13 or 15(d) of the Securities Exchange
               Act of 1934 Date of Report (Date of earliest event
                          reported): September 11, 2002

                         Commission File Number 0-277443

                             BLUE RIDGE ENERGY, INC.
             (Exact name of Registrant as specified in its charter)

                   NEVADA                                 61-1306702
        (State or other jurisdiction                   (I.R.S. Employer
      of incorporation or organization)             Identification Number)

         632 Adams Street, Suite 710                        42101
           Bowling Green, Kentucky                        (Zip Code)
  (Address of principal executive offices)

                                 (270) 842-2421
              (Registrant's telephone number, including area code)



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ITEM 1. Changes in Control of Registrant

Blue Ridge Group, Inc., an affiliate of ours, will purchase 250,000 shares of Blue Ridge Energy, Inc. Series E Preferred Stock at $10 per share for $2.5 million. This will be accomplished by converting a previous loan for $1.5 million from Blue Ridge Group, Inc. to us at 9.0% interest, into a purchase of 150,000 preferred shares and 150,000 common stock warrants at $4 per share on or before September 30, 2002. Blue Ridge Group, Inc. will also purchase an additional 100,000 shares of Series E Preferred Stock, provided that its purchase price of $1 million will be paid, in cash, in four equal quarterly payments beginning December 10, 2002. The additional preferred shares will be issued, by us, to Blue Ridge Group, Inc. as they are paid for. Each share of Series E Preferred Stock is convertible into 13.33 shares of Common Stock.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             BLUE RIDGE ENERGY, INC.

Date:  September 13, 2002            By:  /s/ Forrest E. Ebbs
                                          -------------------
                                          Name:  Forrest E. Ebbs
                                          Title: Senior Vice President, Finance
                                                 and Chief Financial Officer